                                                                    Exhibit 99.1

                         FORM 5 JOINT FILER INFORMATION

Names of Joint Filers:

W Capital Partners II, L.P.
WCP GP II, L.P.
WCP GP II, LLC

Address of Joint Filers:

c/o W Capital Partners
400 Park Avenue, Suite 910
New York, NY 10022

Designated Filer:

W Capital Partners II, L.P.

Issuer and Ticker Symbol:
Tremor Video, Inc. [TRMR]

Date of Event:
August 20, 2015

Signatures of Joint Filers:

W Capital Partners II, L.P.

  By: WCP GP II, L.P.
      Its sole general partner

  By: WCP GP II, LLC
      Its sole general partner

  By: /s/ David Wachter
      -----------------
      Managing Member

WCP GP II, L.P.

  By: WCP GP II, LLC
      Its sole general partner

  By: /s/ David Wachter
      -----------------
      Managing Member

WCP GP II, LLC

  By: /s/ David Wachter
      -----------------
      Managing Member